$2,000,000.00
TERM LOAN PROMISSORY NOTE

From

THE ALLIED DEFENSE GROUP, INC.
A Delaware Corporation

Borrower

To The Order Of

ROBERT P. DOWSKI, OR ASSIGNEE

Lender

Dated As of February 3, 2006

Vienna, Virginia $2,000,000.00
February 3, 2006

TERM LOAN PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, THE ALLIED DEFENSE GROUP, INC., a Delaware corporation (hereafter, the “BORROWER”), promises to pay to the order of ROBERT P. DOWSKI, or his assignee (hereafter, the “LENDER”), at such place as the holder of this Promissory Note may from time to time designate, the principal sum of Two Million Dollars ($2,000,000.00), or such lesser sum actually advanced by the LENDER to the BORROWER hereunder at the request of the BORROWER (the Lender has advanced to the BORROWER the principal sum of $1,000,000.00 on the date hereof), together with interest thereon at the rate or rates hereafter specified. The following terms shall apply to this Promissory Note.

1. Interest Rate. For the period from the date hereof until all unpaid sums hereunder, whether principal, interest, charges, fees or other sums, have been paid in full, interest shall accrue on the unpaid principal balance of this Promissory Note at twelve percent (12%) per annum.

2. Calculation of Interest. Interest shall be calculated on the basis of a three hundred sixty (360) days per year factor applied to the actual days on which there exists an unpaid balance hereunder.

3. Repayment. Payment of accrued and unpaid interest and the unpaid principal sum shall be made by the BORROWER to the holder of this Promissory Note in a lump sum on March 15, 2006.

4. Application Of Payments. All payments made hereunder shall be applied first to accrued interest, and then to principal, or in such other order or proportion as the holder, in the holder’s sole discretion, may elect from time to time.

5. Prepayment. The BORROWER may prepay this Promissory Note in whole or in part at any time or from time to time without premium or additional interest.

6. Default Interest Rate. Upon a default in the payment of any sum due hereunder, and without notice or demand, the rate of interest accruing on the unpaid principal balance shall be automatically increased by two (2) percentage points until full and final payment of this Promissory Note.

7. Expenses Of Collection. Should this Promissory Note be referred to any attorney for collection, whether or not suit has been filed, the BORROWER shall pay all of the holder’s reasonable costs, fees (including, but not limited to, reasonable attorneys’ fees) and expenses resulting from such referral.

8. Subsequent Holders. In the event that any holder of this Promissory Note transfers this Promissory Note for value, the BORROWER agrees that no subsequent holder of this Promissory Note shall be subject to any claims or defenses which the BORROWER may have against a prior holder, all of which are waived as to the subsequent holder, and that all subsequent holders shall have all of the rights of a holder in due course with respect to the BORROWER even though the subsequent holder may not qualify, under applicable law, absent this paragraph, as a holder in due course.

9. Waiver Of Protest. The BORROWER, and all parties to this Promissory Note, whether maker, endorser, or guarantor, waive presentment, notice of dishonor and protest.

10. Assignability. This Promissory Note may be assigned by the LENDER or any holder at any time or from time to time.

11. Binding Nature. This Promissory Note shall inure to the benefit of and be enforceable by the LENDER and the LENDER’S successors and assigns and any other person to whom the LENDER may grant an interest in the BORROWER’S obligations to the LENDER, and shall be binding and enforceable against the BORROWER and the BORROWER’S successors and assigns.

12. Invalidity Of Any Part. If any provision or part of any provision of this Promissory Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Promissory Note and this Promissory Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

13. Choice Of Law; Consent To Venue And Jurisdiction. This Promissory Note shall be governed, construed and interpreted strictly in accordance with the laws of the Commonwealth of Virginia.

14. Subordination. It is understood that the BORROWER’S obligation to satisfy its obligations to the LENDER under this Promissory Note is subordinate to the LENDER’S obligations to Wilton Funding, LLC pursuant to the Loan and Security Agreement dated as of May 28, 2004, as amended, and all ancillary documents and instruments thereto.

IN WITNESS WHEREOF, the BORROWER has executed this Promissory Note specifically intending this Promissory Note to constitute an instrument under seal.

WITNESS/ATTEST:	THE BORROWER:

THE ALLIED DEFENSE GROUP, INC. A Delaware Corporation

	By:	(SEAL)